Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT UPCOMING INVESTOR
CONFERENCES

RUTLAND, VERMONT (May 25, 2006) – Casella Waste Systems, Inc. (NASDAQ: CWST) announced today that the company’s management will be presenting at the following investor conferences:

•                                          Credit Suisse Environmental & Engineering Services Conference on Thursday, June 1, 2006 at 11:35 am. The Credit Suisse conference is being held at the Credit Suisse conference center located at Eleven Madison Avenue in New York City; and

•                                          JPMorgan Basics & Industrials Conference on Monday, June 5, 2006 at 3:30 pm. The JPMorgan conference is being held at the New York Hilton in New York City

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these two conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the audio from the presentation will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer, or Ned Coletta, director of investor relations at (802) 775-0325, or visit the company’s website at http://www.casella.com.